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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                 March 21, 2002
                                 Date of Report

                                  T REIT, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                    333-77229                 52-2140299
 ----------------------------    ---------------------       -------------------
 (State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
       of incorporation)                                     Identification No.)


                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)



                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 15, 2002, T REIT, Inc. (the "Company") acquired an 88.54% tenant in common interest in the City Center West "A" Building, a 105,964 square foot, Class A suburban office building in Las Vegas, Nevada. The remaining undivided tenant in common interest in the building was purchased by NNN City Center West A, LLC, and affiliate of the Company. The building is anchored by Sprint Communications Company LP, Citadel Broadcasting Company and Dowling Myers and Helm, LLP and is currently 100% occupied. The seller of the building was City Center West Development, LLC, a Nevada limited liability company. The seller was not an affiliate of the Company or the Company's advisor, Triple Net Properties, LLC. The total purchase price of the building was $21,670,000. The purchase was financed by the Manufacturers Life Insurance Company, which provided a $13,000,000 first mortgage loan at a 6.50% fixed rate, amortized over 27 years, and due in five years. The Company's proportionate share of the purchase price was approximately $17,878,000 including $7,153,000 in cash and $10,725,000 of debt for which the Company is jointly and severally liable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 5, 2002, the Board of Directors (the "Board") of T REIT, Inc. (the "Company") accepted the resignations of Directors James R. Nance and Warren H. James from the Board. Neither Mr. Nance nor Mr. James resigned because of any disagreement with the Company relating to the Company's operations, policies or practices. Subsequent to their initial election as directors, Messrs. Nance and James purchased ownership interests in affiliates of Triple Net Properties, LLC, the Company's advisor. Owning an interest in an affiliate of the Company's advisor disqualifies them under the Company's Articles of Incorporation from serving as an independent director. The seats on the Board held by Messrs. Nance and James have been filled by two new directors who qualify as independent under the Company's Articles of Incorporation.

     Also on March 5, 2002, the Board appointed Messrs. D. Fleet Wallace and W. Brand Inlow to fill the vacancies on the Board effective March 5, 2002. Messrs. Wallace and Inlow comprise the independent directors.

     Mr. Wallace is a principal and co-founder of Greystone Fund, L.P. and Greystone Capital Management, LLC, Greystone Fund's general partner. The Greystone Fund is a professionally managed opportunity fund formed in September 2001 that invests primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. Prior to founding Greystone Fund and Greystone Capital Management, Mr. Wallace served as corporate counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions.

     Mr. Inlow is the President of Summit Realty Group, Inc. in Richmond, Virginia. Summit Realty operates ten apartment communities in Virginia and North Carolina, and provides acquisition, brokerage, new third-party management, business and consulting services. Mr. Inlow also has established SRG Realty Advisors, LLC to acquire and develop apartment communities. Prior to joining Summit Realty, he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia. He was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust, as Assistant Vice President and Senior Acquisitions Analyst, where he was responsible for the acquisition of garden apartment communities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       T REIT, INC.


Date: March 21, 2002                 By: /s/ Anthony W. Thompson
                                           -------------------------------------
                                           Anthony W. Thompson
                                           President and Chief Executive Officer